Exhibit C

     TRANSACTIONS IN BEVERLY ENTERPRISES SHARES SINCE NOVEMBER 18, 2004

          The transactions in Beverly Enterprises Shares by any Filing Person, Formation, any API Officer or Palomino Director or any person listed on Exhibit B attached hereto are listed below with (unless otherwise noted) the dates of the transaction, amount of shares purchased and approximate price per share (including commissions), if any:

                  Date of       Amount of    Buy/Sell     Price Per
                Transaction      Shares                   Share or
                                                          Option


AILP          January 7, 2005    73,074        Buy         8.9341


              January 13, 2005   68,224        Buy         8.6452


              January 14, 2005   87,945        Buy         9.0330


              January 18, 2005   213,200       Buy         9.2586


              January 19, 2005   213,200       Buy         9.5761


              January 20, 2005   139,433       Buy         9.6044


              January 21, 2005   39,229        Buy         9.5893


              January 24, 2005   45,891        Buy         9.5302





Palomino      January 7, 2005    64,026        Buy         8.9341


              January 13, 2005   59,776        Buy         8.6452


              January 14, 2005   77,055        Buy         9.0330


              January 18, 2005   186,800       Buy         9.2586


              January 19, 2005   186,800       Buy         9.5761


              January 20, 2005   122,167       Buy         9.6044


              January 21, 2005   34,371        Buy         9.5893


              January 24, 2005   40,209        Buy         9.5302





Appaloosa     January 7, 2005    137,100       Buy         8.9341


              January 13, 2005   128,000       Buy         8.6452


              January 14, 2005   165,000       Buy         9.0330


              January 18, 2005   400,000       Buy         9.2586


              January 19, 2005   400,000       Buy         9.5761


              January 20, 2005   261,600       Buy         9.6044


              January 21, 2005   73,600        Buy         9.5893


              January 24, 2005   86,100        Buy         9.5302





API           January 7, 2005    137,100       Buy         8.9341


              January 13, 2005   128,000       Buy         8.6452


              January 14, 2005   165,000       Buy         9.0330


              January 18, 2005   400,000       Buy         9.2586


              January 19, 2005   400,000       Buy         9.5761


              January 20, 2005   261,600       Buy         9.6044


              January 21, 2005   73,600        Buy         9.5893


              January 24, 2005   86,100        Buy         9.5302





David Tepper  January 7, 2005    137,100       Buy         8.9341


              January 13, 2005   128,000       Buy         8.6452


              January 14, 2005   165,000       Buy         9.0330


              January 18, 2005   400,000       Buy         9.2586


              January 19, 2005   400,000       Buy         9.5761


              January 20, 2005   261,600       Buy         9.6044


              January 21, 2005   73,600        Buy         9.5893


              January 24, 2005   86,100        Buy         9.5302





Franklin      January 13, 2005   128,000       Buy         $8.6452
Mutual


              January 14, 2005   165,000       Buy         $9.0430


              January 18, 2005   400,000       Buy         $9.2586


              January 19, 2005   400,000       Buy         $9.5811


              January 20, 2005   261,600       Buy         $9.6094





Northbrook
NBV LLC


Footnote1     December 1, 2004    2,000        Sell        $9.147


Footnote1     December 1, 2004 3002            Sell        $0.853


Footnote1     December 2, 2004   17,000        Sell        $9.292


Footnote1     December 3, 2004   10,000        Buy         $9.153


Footnote1     December 6, 2004   14,000        Buy         $8.909


Footnote1     December 7, 2004   15,000        Buy         $8.754


Footnote1     December 8, 2004   3,0002        Sell         $0.74


Footnote1     December 9, 2004   1,0002        Sell        $0.8235


Footnote1       December 10,     1,0002        Sell        $0.723
                    2004


Footnote1       December 13,     1,0002        Sell        $0.773
                    2004


Footnote1       December 15,     1,0002        Sell        $0.523
                    2004


Footnote1       December 17,      1,000        Sell         $8.98
                    2004


Footnote1       December 17,     1,0002        Sell        $0.774
                    2004


Footnote1       December 20,      1,000        Buy          $8.81
                    2004


Footnote1       December 20,      3002         Sell        $0.752
                    2004


Footnote1       December 21,     1,0002        Sell        $0.773
                    2004


Footnote1     January 12, 2005    5,000        Sell        $8.747


Footnote1     January 13, 2005    5,000        Buy         $8.653


Northbrook    January 13, 2005   750,000       Buy          $8.60
(Footnote3)


Footnotes1,   January 13, 2005   750,000       Sell         $8.60
3


Northbrook    January 13, 2005   64,000        Buy         $8.6452


Northbrook    January 14, 2005   82,500        Buy         $9.033


Northbrook    January 18, 2005   200,000       Buy         $9.2586


Northbrook    January 19, 2005   200,000       Buy         $9.5761


Footnote1     January 19, 2005   1,0002        Sell        $0.8735


Northbrook    January 20, 2005   130,800       Buy         $9.6044


Footnote1     January 20, 2005   10,600[2]       Buy         $0.7514


Northbrook    January 20, 2005   10,600[2]       Sell        $0.7514


Northbrook    January 21, 2005   10,600[2]       Buy          $1.05


Northbrook    January 21, 2005   36,800          Buy          $9.5893


Northbrook    January 24, 2005   23,100       Buy             $9.5302

Anna Reis     January 4, 2005     2,500        Buy          $8.84
Spray Trust





Alexander     January 4, 2005     2,500        Buy          $8.84
Reis Spray
Trust





David Reis    January 21, 2005 20,0004         Buy         $0.7205





Baylor          December 20,     22,000        Buy          9.001
Enterprises         2004                                 (excluding
LLC                                                     commissions)


Arnold M.       December 20,      1,100        Buy          $8.98
Whitman             2004


                December 20,      3,400        Buy          $8.99
                    2004



-------------------
1 An entity controlled by Messrs. Hokin and Rubin effected this transaction. Each of the Beverly Enterprises Shares purchased by this entity were sold to Northbrook NBV, LLC on January 13, 2005 in a private transaction at a price of $8.60 per share. See Note 3.

                               2 Consists of a transaction in respect of July 2005 Call Options exercisable for 100 Beverly Enterprises Shares per option at a strike price of $10.00.

3 Northbrook NBV, LLC acquired these shares of common stock in a private transaction from an entity managed by Messrs. Hokin and Rubin. See Note 1.

                               4 Consists of a transaction in respect of April 2005 Call Options exercisable for 100 Beverly Enterprises Shares per option at a strike price of $10.00.